Exhibit 10.11
EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of February 22, 2021 (the “Effective Date”), is entered into by and between Galactic Co., LLC, a Delaware limited liability company (“OpCo”), Virgin Galactic Holdings, Inc. (“PubCo” and, together with OpCo, the “Company”) and Douglas Ahrens (the “Executive”).
WHEREAS, the Company desires to employ the Executive and the Company and the Executive desires to enter into an agreement embodying the terms of such employment, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.Employment Period. The Executive’s employment hereunder shall commence March 1, 2021 (the “Commencement Date”) and shall continue indefinitely until terminated in accordance with the terms of this Agreement. Notwithstanding anything to the contrary in the foregoing, the Executive’s employment hereunder is terminable at will by the Company or by the Executive at any time (for any reason or for no reason), subject to the provisions of Section 4 hereof.
2.Terms of Employment.
i.Position and Duties.
(i) Role and Responsibilities. During the Employment Period, the Executive shall serve as the Executive Vice President, Chief Financial Officer of the Company, and shall perform such employment duties as are usual and customary for such position. The Executive shall report exclusively and directly to the Chief Executive Officer of the Company (the “CEO”). At the Company’s request, the Executive shall serve the Company and/or its subsidiaries and affiliates in other capacities in addition to the foregoing, consistent with the Executive’s position hereunder. In the event that the Executive, during the Employment Period, serves in any one or more of such additional capacities, the Executive’s compensation shall not be increased beyond that specified in Section 2(b) hereof. In addition, in the event the Executive’s service in one or more of such additional capacities is terminated, the Executive’s compensation, as specified in Section 2(b) hereof, shall not be diminished or reduced in any manner as a result of such termination provided that the Executive otherwise remains employed under the terms of this Agreement.
(ii)    Exclusivity. During the Employment Period, and excluding any periods of leave to which the Executive may be entitled, the Executive agrees to devote Executive’s full business time and attention to the business and affairs of the Company. Notwithstanding the foregoing, during the Employment Period, it shall not be a violation of this Agreement for the Executive to: (A) serve on boards, committees or similar bodies of charitable or nonprofit organizations, (B) fulfill limited teaching, speaking and writing engagements, and (C) manage the Executive’s personal investments, in each case, so long as such activities do not individually or in the aggregate materially interfere or conflict with the performance of the Executive’s duties and responsibilities under this Agreement. Service on any other boards, public or private for profit companies is subject approval by the Chief Executive Officer pursuant to the Company’s Policy on Outside Board Service for Senior Level Executives.

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(iii)    Principal Location. During the Employment Period, the Executive shall perform the services required by this Agreement at the Company’s executive office, currently located in Tustin, California (the “Principal Location”), and shall commute, as needed and as allowed by the State of California’s restrictions on travel, to the Principal Location during the period beginning on the Commencement Date through the Relocation Date (defined below) unless travelling or otherwise approved by the Chief Executive Officer; provided, however, that the parties acknowledge and agree that the Executive may be required to travel with relative frequency to Mojave, California and Las Cruces, New Mexico as may be necessary to fulfill the Executive’s duties and responsibilities hereunder.
ii. Compensation, Benefits, Etc.
a.Base Salary. Effective as of the Commencement Date and during the Employment Period, the Executive shall receive a base salary (the “Base Salary”) of $525,000 per annum. The Base Salary shall be paid in accordance with the Company’s normal payroll practices for executive salaries generally, but no less often than monthly and shall be pro-rated for partial years of employment. The Base Salary shall be reviewed by the Board or a subcommittee thereof no less frequently than annually and may be increased in the discretion of the Board or a subcommittee thereof, but not reduced, and the term “Base Salary” as utilized in this Agreement shall refer to the Base Salary as so increased.
b.Annual Cash Bonus. For each calendar year ending during the Employment Period the Executive shall be eligible to earn a cash performance bonus (an “Annual Bonus”) under the Company’s bonus plan or program applicable to each participant under the bonus plan or program targeted at 100% of the Executive’s Base Salary (the “Target Bonus”). The actual amount of any Annual Bonus shall be determined by the Board or a subcommittee thereof, in its discretion, based on the achievement of individual and/or Company performance goals as determined by the Board or a subcommittee thereof, and shall be pro-rated for any partial year of employment. The payment of any Annual Bonus, to the extent any Annual Bonus becomes payable, will be made on the date on which annual bonuses are paid generally to the Company’s bonus plan or program participant, but in no event later than April 1st of the calendar year following the calendar year in which such Annual Bonus was earned, subject to the Executive’s continued employment through the payment date.
c.Sign-On Equity Award.
a.Subject to approval of the Board or a subcommittee thereof, PubCo shall grant to the Executive a restricted stock unit award, with a value of $1,000,000 (the “Sign-On Equity Award”). The Sign-On Equity Award shall be granted on the Commencement Date subject to the Executive’s continued employment with the Company through the applicable grant date. The number of restricted stock units subject to the Sign-on Equity Award will be determined by dividing $1,000,000 by the average of the Company’s common stock closing price over the twenty business days prior to and including the Executive’s Commencement Date.

b.Subject to the Executive’s continued service with the Company through the applicable vesting date, the Sign-On Equity Award shall vest (x) with respect to 50% of the restricted stock units underlying the Sign-On Equity Award on the six-month anniversary of the applicable grant date, and (y) as to the remaining 50% of the restricted stock units underlying the Sign-On Equity Award, on the one-year anniversary of the applicable grant date thereafter.

c. The terms and conditions of the Sign-On Equity Award will be set forth in a separate award agreement in a form prescribed by PubCo, to be entered into by PubCo and the Executive (the “Sign-On Equity Award Agreement”). Except as otherwise specifically provided in this Agreement, the Sign-On Equity Award shall be governed in all respects by the terms and conditions of the Plan and the applicable Sign-On Equity Award Agreement.
d.Initial Equity Award.
i.Subject to approval of the Board or a subcommittee thereof, PubCo shall grant to the Executive an equity-based compensation award with a value equal to $2,500,000. Of such amount, 100% shall be granted in the form of a restricted stock unit award (the “Initial RSU Award”, and together with the Sign-On Equity Award, the “Equity Awards”)), subject to the Executive’s continued employment through the applicable grant date.
ii.The number of shares of Company common stock subject to the Initial RSU Award shall be determined by dividing $2,500,000 by the average of the Company’s common stock closing price over the twenty business days prior to and including the Executive’s Commencement Date.
iii.Subject to the Executive’s continued service with the Company through the applicable vesting date, the Initial Award shall vest (and become exercisable, as applicable) (x) with respect to 25% of the shares underlying such Initial Award, on the first anniversary of the Commencement Date, and (y) as to the remaining 75% of the shares underlying such Initial Award, in substantially equal installments on each of the 12 quarterly anniversaries thereafter. The terms and conditions of each Initial Award shall be set forth in an award agreement in a form prescribed by PubCo, to be entered into by PubCo and the Executive (the “Initial Award Agreement” and, together with the Sign-On Equity Award the “Award Agreements”). Except as otherwise specifically provided in this Agreement, each Initial Award shall be governed in all respects by the terms of and conditions of the Plan and the applicable Initial Award Agreements.
e.Annual Equity Award(s). For each calendar year during the Employment Period beginning in calendar year 2022, the Executive shall be eligible to receive an annual equity-based compensation award(s) as determined by the Board, or a subcommittee thereof, from time to time, consistent with the Initial RSU Award with a target value of $2,500,000, as adjusted by PubCo’s peer companies and subject to the sole discretion of the Board, or a subcommittee thereof. The Board or such subcommittee shall determine in its sole discretion the grant timing, amount, form(s) and mix, and such other terms and conditions, applicable to any such annual equity-based compensation award, taking into account the Executive’s and the Company’s performance.
f.Benefits. During the Employment Period, the Executive (and the Executive’s spouse and/or eligible dependents to the extent provided in the applicable plans and programs) shall be eligible to participate in and be covered under the health and welfare benefit plans and programs maintained by the Company for the benefit of its employees from time to time, pursuant to the terms of such plans and programs including any medical, life, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs on the same terms and conditions as those applicable to similarly situated executive officers. In addition, during the Employment Period, the Executive shall be eligible to participate in any retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its executive officers. Nothing contained in this Section 2(b)(vi) shall create or be deemed to create any obligation on the part of the Company to adopt or maintain any health, welfare, retirement or other benefit plan or program at any time or to create any limitation on the Company’s ability to modify or terminate any such plan or program.
g.Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in connection with the performance of the Executive’s duties under this Agreement in accordance with the policies, practices and procedures of the Company provided to employees of the Company. The Company shall reimburse Executive for the reasonable legal fees and expenses incurred by Executive in the negotiation and preparation of this Agreement and related agreements, up to a maximum amount of $10,000. From the Commencement Date through the Relocation Date, and except as otherwise provided for in Exhibit C, the Executive will be solely responsible for the Executive’s weekly commute expenses between the San Francisco Bay Area and Southern California and any temporary housing expenses in Southern California. Any exceptions must be approved in advance by the Chief Executive Officer and the Executive Vice President, People and Organization.
h.Fringe Benefits. During the Employment Period, the Executive shall be eligible to receive such fringe benefits and perquisites as are provided by the Company to its employees from time to time, in accordance with the policies, practices and procedures of the Company, and shall receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide.
i.Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company applicable to its employees, but in no event shall the Executive accrue less than 160 hours of vacation per calendar year (pro-rated for any partial year of service); provided, however, that the Executive shall not accrue any vacation time in excess of 280 hours (the “Accrual Limit”), and shall cease accruing vacation time if the Executive’s accrued vacation reaches the Accrual Limit until such time as the Executive’s accrued vacation time drops below the Accrual Limit.
j.Relocation Benefits. It is currently anticipated that the Executive shall relocate the Executive’s primary residence to the Principal Location on or prior to July 1, 2022 (the “Relocation Date”). In connection with the Executive’s relocation to the Principal Location, the Company shall reimburse the Executive for reasonable and necessary relocation and moving expenses as set forth on Exhibit C attached hereto (the “Relocation Expenses”). Reimbursement of the Relocation Expenses, if any, shall be subject to the Executive’s submission by December 31, 2022 of documentation acceptable to the Company evidencing such expenses, and any approved reimbursement shall be paid to the Executive during the Employment Period but no later than 45 days after the Company’s receipt of approved documentation. In the event Executive has not relocated by the Relocation Date, then Executive will not be eligible for the reimbursement of any Relocation Expenses incurred prior to such Relocation Date.
3.    Termination of Employment.
iii.    Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. Either the Company or the Executive may

terminate the Executive’s employment in the event of the Executive’s Disability during the Employment Period.
iv.    Termination by the Company. The Company may terminate the Executive’s employment during the Employment Period for Cause or without Cause.
v.    Termination by the Executive. The Executive’s employment may be terminated by the Executive for any or no reason, including with Good Reason or by the Executive without Good Reason.
vi.    Notice of Termination. Any termination of employment (other than due to the Executive’s death), shall be communicated by a Notice of Termination to the other parties hereto given in accordance with Section 11(b) hereof. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.
vii.    Termination of Offices and Directorships; Return of Property. Upon termination of the Executive’s employment for any reason, unless otherwise specified in a written agreement between the Executive and the Company, the Executive shall be deemed to have resigned from all offices, directorships, and other employment positions if any, then held with the Company, and shall take all actions reasonably requested by the Company to effectuate the foregoing. In addition, upon the termination of the Executive’s employment for any reason, the Executive agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that the Executive has in the Executive’s possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that the Executive knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (ii) computers (including, but not limited to, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, credit cards, phone cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties.
4.    Obligations of the Company upon Termination.
viii.    Accrued Obligations. In the event that the Executive’s employment under this Agreement terminates during the Employment Period for any reason, the Company will pay or provide to the Executive: (i) any earned but unpaid Base Salary and accrued vacation time, (ii) reimbursement of any business expenses incurred by the Executive prior to the Date of Termination that are reimbursable in accordance with Section 2(b)(vii) hereof and (iii) any vested amounts due to the Executive under any plan, program or policy of the Company (together, the “Accrued Obligations”). The Accrued Obligations described in clauses (i) – (ii) of the preceding sentence shall be paid within 30 days after the Date of Termination (or such earlier date as may be required by applicable law) and the Accrued Obligations described in clause (iii) of the preceding sentence shall be paid in accordance with the terms of the governing plan or program.

ix.    Qualifying Termination. Subject to Sections 4(c), 4(e) and 11(d), and the Executive’s continued compliance with the provisions of Section 7 hereof, if the Executive’s employment with the Company is terminated during the Employment Period due to a Qualifying Termination, then in addition to the Accrued Obligations:
k.    Cash Severance. The Company shall pay the Executive an amount equal to 1.0 (if the Date of Termination occurs after the second anniversary of the Commencement Date) or 1.5 (if the Date of Termination occurs on or before the second anniversary of the Commencement Date) (whichever is applicable, the “Severance Multiplier”) multiplied by the sum of (i) the Base Salary and (ii) the Target Bonus (the “Severance”); provided, however, that in the event the Qualifying Termination occurs on or within 24 months following a Change in Control, then the Severance Multiplier instead shall be 1.0. The Severance shall be paid in substantially equal installments in accordance with the Company’s normal payroll practices over the six-month period following the Date of Termination, but shall commence on the first payroll date following the effective date of the Release (as defined below), and amounts otherwise payable prior to such first payroll date shall be paid on such date without interest thereon; provided, however that if the Date of Termination occurs on or within 24-months following a Change in Control that constitutes a “change in control event” for purposes of Section 409A (as defined below), the Severance shall be paid in a single lump sum cash payment within 30 days following the Date of Termination.
l.    Annual Bonus. The Executive shall remain eligible to be paid the Annual Bonus for the calendar year in which the Date of Termination occurs in accordance with Section 2(b)(ii), provided, however, that the magnitude of any such Annual Bonus shall be multiplied by a fraction which is equal to the number of days elapsed in such calendar year as of the Date of Termination divided by 365 (or 366 if the calendar year is a leap year).
m.     COBRA. Subject to the Executive’s valid election to continue healthcare coverage under Section 4980B of the Code, the Company shall continue to provide, during the COBRA Period, the Executive and the Executive’s eligible dependents with coverage under its group health plans at the same levels and the same cost to the Executive as would have applied if the Executive’s employment had not been terminated based on the Executive’s elections in effect on the Date of Termination, provided, however, that (A) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover the Executive under its group health plans without incurring penalties (including without limitation, pursuant to Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to the Executive in substantially equal monthly installments over the continuation coverage period (or the remaining portion thereof). For purposes of this Agreement, “COBRA Period” shall mean the period beginning on the Date of Termination and ending on the 12-month anniversary thereof; provided, however, if the Date of Termination occurs on or before the second anniversary of the Commencement Date, then the COBRA Period instead shall end on the 18-month anniversary thereof.

n.     Equity Acceleration. Each of the Equity Awards (and any other then-outstanding unvested Company equity compensation that vests solely on the passage of time) shall vest and become exercisable (as applicable) on an accelerated basis as of the Date of Termination with respect to the number of shares or restricted stock units, as applicable, that would have vested, after the Date of Termination, as if the Executive had remained in continuous service beyond the Date of Termination for 12 additional months (or 18 months if the Date of Termination occurs prior to the second anniversary of the Date of Termination). In addition, in the event that the Qualifying Termination occurs on or within 24 months following a Change in Control, then all outstanding PubCo equity awards that vest based solely on the passage of time that are held by the Executive on the Date of Termination immediately shall become fully vested and, to the extent applicable, exercisable.
x.    Release. Notwithstanding the foregoing, it shall be a condition to the Executive’s right to receive the amounts provided for in Section 4(b) hereof that the Executive execute and deliver to the Company an effective release of claims in substantially the form attached hereto as Exhibit A (the “Release”) within 21 days (or, to the extent required by law, 45 days) following the Date of Termination and that the Executive not revoke such Release during any applicable revocation period. For the avoidance of doubt, all equity awards eligible for accelerated vesting pursuant to Section 4(b) hereof shall remain outstanding and eligible to vest following the Date of Termination and shall actually vest and become exercisable (if applicable) and non-forfeitable upon the effectiveness of the Release.
xi.    Termination due to Death or Disability. If the Executive’s employment is terminated due to death or Disability, then in addition to the Accrued Obligations, the Company shall pay to the Executive (or his estate in the event of death) an amount equal to the Annual Bonus earned but unpaid for the calendar year prior to the calendar year in which such termination occurs and an amount equal to a pro-rated Annual Bonus for the calendar year in which such termination occurs (which shall be determined based on the amount that would have been earned had the Executive’s employment continued through the applicable payment date and then pro-rated for the portion of the year in which Executive was employed), which amounts shall be paid at the same time as annual bonuses are paid to senior executives with respect to such calendar year.
xii.    Other Terminations. If the Executive’s employment is terminated for any reason not described in Section 4(b) or 4(d) hereof, the Company will pay the Executive only the Accrued Obligations.
xiii.     Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any severance payments or benefits payable under this Section 4, shall be paid to the Executive during the six-month period following the Executive’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day of the seventh month following the date of Separation from Service (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of the Executive’s death), the Company shall pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such period.
xiv.    Exclusive Benefits. Except as expressly provided in this Section 4 and subject to Section 5 hereof, the Executive shall not be entitled to any additional payments or benefits upon or in connection with the Executive’s termination of employment.

5.    Non-Exclusivity of Rights. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company, including without limitation, any equity plan or equity award agreement of the Company, at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.
6.    Excess Parachute Payments; Limitation on Payments.
xv.    Best Pay Cap. Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive (including any payment or benefit received in connection with a termination of the Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the payments and benefits under Section 4 hereof, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the cash severance payments under this Agreement shall first be reduced, and the noncash severance payments hereunder shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). In all cases, if there are any reductions to the Total Payments under this paragraph, the reduction shall be performed in a manner which results in the greatest after-tax amount being retained by the Executive and in a manner which comports with Section 409A.
xvi.    Certain Exclusions. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of an independent, nationally recognized accounting firm (the “Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.
7.    Restrictive Covenants.
xvii.    The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its subsidiaries and affiliates, which shall have been obtained by the Executive in connection with the Executive’s employment by the Company (“Confidential Information”) and which shall not be or become public knowledge (other than by acts by the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such Confidential Information to anyone other than the Company and those designated by it or in a privileged or protected communication by Executive with his attorneys, advisors or counselors; provided, however, that if the Executive receives actual notice that the Executive is or may be required by law or legal process to communicate or divulge any such information, knowledge or data, the Executive shall promptly so notify the Company.
xviii.    While employed by the Company, the Executive shall not be engaged in any other business activity that would be competitive with the business of the Company and its subsidiaries or affiliates. In addition, while employed by the Company and, for a period of 12 months after the Date of Termination, the Executive shall not directly or indirectly solicit, induce, or encourage any employee or consultant of the Company then employed by the Company and/or its subsidiaries and affiliates to terminate their employment or other relationship with the Company and its subsidiaries and affiliates or to cease to render services to the Company and/or its subsidiaries and affiliates and the Executive shall not initiate discussion with any such person for any such purpose except, in each case, to the extent the foregoing occurs as a result of general advertisements or other solicitations not specifically targeted to such employees and consultants. During Executive’s employment with the Company and thereafter, the Executive shall not use any trade secret of the Company or its subsidiaries or affiliates to solicit, induce, or encourage any customer, client, vendor, or other party doing business with any member of the Company and its subsidiaries and affiliates to terminate its relationship therewith or transfer its business from any member of the Company and its subsidiaries and affiliates and the Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.
xix.    Subject to Section 7(f), during the Executive’s service with the Company and thereafter, excepting any litigation between the parties, (i) the Executive agrees not to publish or disseminate, directly or indirectly, any statements, whether written or oral, that are or could be harmful to or reflect negatively on the Company or any of its subsidiaries or affiliates, or that are otherwise disparaging of any policies, procedures, practices, decision-making, conduct, professionalism or compliance with standards of the Company, its affiliates or any of their past or present officers, directors, employees, advisors or agents, and (ii) the Company agrees to instruct its directors and executive officers not to publish or disseminate, directly or indirectly, any statements, whether written or oral, that are or could be harmful to or reflect negatively on the Executive’s personal or business reputation or business.
xx.    In recognition of the fact that irreparable injury will result to the Company in the event of a breach by the Executive of the Executive’s obligations under Sections 7(a)-(c) hereof, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor, the Executive acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by the Executive.
xxi.    The Executive hereby acknowledges that the Executive is concurrently entering into an agreement with the Company, substantially in the form attached hereto as Exhibit B, containing confidentiality, intellectual property assignment and other protective covenants (the “PIIA”), that the

Executive shall be bound by the terms and conditions of the PIIA, and that such agreement shall be additional to, and not in limitation of, the covenants contained in this Section 7.
xxii.    Notwithstanding anything in this Agreement or the PIIA to the contrary, nothing contained in this Agreement shall prohibit either party (or either party’s attorney(s)) from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to such party’s attorney(s) or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (iii) receiving an award for information provided to any Government Agency. Pursuant to 18 USC Section 1833(b), the Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Agreement is intended to or shall preclude either party from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If the Executive is required to provide testimony, then unless otherwise directed or requested by a Government Agency or law enforcement, the Executive shall notify the Company as soon as reasonably practicable after receiving any such request of the anticipated testimony.
8.    Representations. The Executive hereby represents and warrants to the Company that (a) the Executive is entering into this Agreement voluntarily and that the performance of the Executive’s obligations hereunder will not violate any agreement between the Executive and any other person, firm, organization or other entity, and (b) the Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by the Executive’s entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement.
9.    Successors.
xxiii.    This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.
xxiv.    This Agreement shall inure to the benefit of and be binding upon OpCo, PubCo and their respective successors and assigns.
10.    Certain Definitions.
xxv.    “Board” means the Board of Directors of PubCo.

xxvi.    “Cause” means the occurrence of any one or more of the following events:
o.    the Executive’s willful failure to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after the Executive’s issuance of a Notice of Termination for Good Reason), including the Executive’s failure to follow any lawful directive from the CEO within the reasonable scope of the Executive’s duties and the Executive’s failure to correct the same (if capable of correction, as determined by the CEO), within 30 days after a written notice is delivered to the Executive, which demand specifically identifies the manner in which the CEO believes that the Executive has not performed the Executive’s duties;
p.    the Executive’s commission of, indictment for or entry of a plea of guilty or nolo contendere to a felony crime (excluding vehicular crimes) or a crime of moral turpitude;
q.    the Executive’s material breach of any material obligation under any written agreement with the Company or its affiliates or under any applicable policy of the Company or its affiliates (including any code of conduct or harassment policies), and the Executive’s failure to correct the same (if capable of correction, as determined by the CEO), within 30 days after a written notice is delivered to the Executive, which demand specifically identifies the manner in which the CEO believes that the Executive has materially breached such agreement;
r.    any act of fraud, embezzlement, theft or misappropriation from the Company or its affiliates by the Executive;
s.    the Executive’s willful misconduct or gross negligence with respect to any material aspect of the Company’s business or a material breach by the Executive of the Executive’s fiduciary duty to the Company or its affiliates, which willful misconduct, gross negligence or material breach has a material and demonstrable adverse effect on the Company or its affiliates; or
t.    the Executive’s commission of an act of material dishonesty resulting in material reputational, economic or financial injury to the Company or its affiliates.
xxvii.    “Change in Control” has the meaning set forth in the Plan.
xxviii.    “Code” means the Internal Revenue Code of 1986, as amended and the regulations thereunder.
xxix.    “Date of Termination” means the date on which the Executive’s employment with the Company terminates.
xxx.    “Disability” means that the Executive has become entitled to receive benefits under an applicable Company long-term disability plan or, if no such plan covers the Executive, as determined in the reasonable discretion of the Board or a subcommittee thereof.

xxxi.    “Good Reason” means the occurrence of any one or more of the following events without the Executive’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:
u.     a material diminution in the Executive’s Base Salary or Target Bonus;
v.    a change in the geographic location of the Principal Location by more than 50 miles from its current existing location;
w.    a material diminution in the Executive’s title, authority or duties, as contemplated by this Agreement, excluding for this purpose (i) any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Executive and (ii) any changes in number of employees and/or departments reporting to the Executive;
x.    the Company’s material breach of this Agreement.
    Notwithstanding the foregoing, the Executive will not be deemed to have resigned for Good Reason unless (1) the Executive provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by the Executive to constitute Good Reason within 30 days after the date of the occurrence of any event that the Executive knows or should reasonably have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within 30 days following its receipt of such notice, and (3) the effective date of the Executive’s termination for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period.
xxxii.    “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice unless as otherwise provided upon a termination for Good Reason).
xxxiii.    “Plan” means PubCo’s 2019 Incentive Award Plan, as amended from time to time.
xxxiv.     “Qualifying Termination” means a termination of the Executive’s employment (i) by the Company without Cause (other than by reason of the Executive’s death or Disability) or (ii) by the Executive for Good Reason.
xxxv.     “Section 409A” means Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.
xxxvi.    “Separation from Service” means a “separation from service” (within the meaning of Section 409A).

11.Miscellaneous.
xxxvii.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
xxxviii.    Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Executive: at the Executive’s most recent address on the records of the Company.
If to the Company:
Virgin Galactic Holdings, Inc.
1735 Flight Way, Suites 203-204
Tustin, CA 92606
Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
xxxix.    Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), then such transfer or deemed transfer shall not be made to the extent necessary or appropriate so as not to violate the Exchange Act and the rules and regulations promulgated thereunder.
xl.    Section 409A of the Code.
y.    To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with the Executive to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A; provided, however, that this Section 11(d) shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so.
z.    Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A. Any payments subject to Section 409A that are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A. All payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of employment under this Agreement may only be made upon the Executive’s Separation from Service.
aa.    To the extent that any payments or reimbursements provided to the Executive under this Agreement are deemed to constitute compensation to the Executive to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Executive’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.
xli.    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
xlii.    Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
xliii.    No Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c) hereof, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
xliv.    Entire Agreement. As of the Effective Date, this Agreement (including the Indemnification and Advancement Agreement, the Award Agreements and the PIIA), constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, by any member of the Company and its subsidiaries or affiliates, or representative thereof. Notwithstanding anything herein to the contrary, this Agreement and the obligations and commitments hereunder shall neither commence nor be of any force or effect prior to the Effective Date. In the event of any conflict in terms between this Agreement and any other agreement between Executive and the Company (including the exhibits to this Agreement), the terms of this Agreement shall prevail and govern.
xlv.    Arbitration.
ab.    Any controversy or dispute that establishes a legal or equitable cause of action (“Arbitration Claim”) between any two or more Persons Subject to Arbitration (as defined below), including any controversy or dispute, whether based on contract, common law, or federal, state or local statute or regulation, arising out of, or relating to the Executive’s service or the termination thereof, shall be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute in accordance with the rules of JAMS pursuant to its Employment Arbitration Rules and Procedures, which are available at http://www.jamsadr.com/rules-employment-arbitration/, and the Company will provide a copy upon the Executive’s request. Notwithstanding the foregoing, this Agreement shall not require any Person Subject to Arbitration to arbitrate pursuant to this Agreement any claims: (A) under a Company benefit plan subject to the Employee Retirement Income Security Act, as amended; or (B) as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration. Either party may seek provisional non-monetary remedies in a court of competent jurisdiction to the extent that such remedies are not available or not available in a timely fashion through arbitration. It is the parties’ intent that issues of arbitrability of any dispute shall be decided by the arbitrator.
ac.    “Persons Subject to Arbitration” means, individually and collectively, (A) the Executive, (B) any person in privity with or claiming through, on behalf of or in the right of the Executive, (C) the Company, (D) any past, present or future affiliate, employee, officer, director or agent of the Company, and/or (E) any person or entity alleged to be acting in concert with or to be jointly liable with any of the foregoing.
ad.    The arbitration shall take place before a single neutral arbitrator at the JAMS office in Los Angeles, California. Such arbitrator shall be provided through JAMS by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator shall be selected in accordance with the rules of JAMS then in effect. The arbitrator shall permit reasonable discovery. The award or decision of the arbitrator shall be rendered in writing; shall be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction.
ae.    In the event of arbitration relating to this Agreement, the non-prevailing party shall reimburse the prevailing party for all costs incurred by the prevailing party in connection with such arbitration (including reasonable legal fees in connection with such arbitration, including any litigation or appeal therefrom).
af.     THE EXECUTIVE AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION.
ag.     THE EXECUTIVE AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.
ah.     This Section 11(i) shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate service disputes. To the extent any terms or conditions of this Section 11(i) would preclude its enforcement, such terms shall be severed or interpreted in a manner to allow for the enforcement of this Section 11(i). To the extent applicable law imposes additional requirements to allow enforcement of this Section 11(i), this Agreement shall be interpreted to include such terms or conditions.

xlvi.    Amendment; Survival. No amendment or other modification of this Agreement shall be effective unless made in writing and signed by the parties hereto. The respective rights and obligations of the parties under this Agreement shall survive the Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.
xlvii.    Counterparts. This Agreement and any agreement referenced herein may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, each of OpCo and PubCo has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

"OPCO"

By:	/s/ Michael Colglazier
Name:	Michael Colglazier
Title	Chief Executive Officer

"PUBCO"

By:	/s/ Michael Colglazier
Name:	Michael Colglazier
Title:	Chief Executive Officer

"EXECUTIVE"

By:	/s/ Douglas Ahrens
Name:	Douglas Ahrens
Title:	Chief Financial Officer

EXHIBIT A

GENERAL RELEASE

1.Release For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Galactic Co., LLC, a Delaware limited liability company (“OpCo”), Virgin Galactic Holdings, Inc. a Delaware corporation (“PubCo” and, together with OpCo, the “Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act.
2.Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 4(b) of that certain Employment Agreement, dated as of February 22, 2021, between the Company and the undersigned (the “Employment Agreement”), with respect to the payments and benefits provided in exchange for this Release, (ii) to payments or benefits under any equity award agreement between the undersigned and PubCo, (iii) with respect to Section 2(b)(vii) of the Employment Agreement, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (v) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, (vi) to any Claims which cannot be waived by an employee under applicable law or (vii) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.
3.Unknown Claims.
THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN THE EXECUTIVE’S FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED THE EXECUTIVE’S SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
A-1

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THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
4.Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
5.Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
6.No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.
7.No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
8.OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the Age Discrimination in Employment Act. In accordance with the Older Worker’s Benefit Protection Act, the undersigned is hereby advised as follows:
1.the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;

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2.the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release;
3.the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;
4.the Company advises the undersigned to consult with an attorney prior to executing this Release;
5.the undersigned has been given at least 211 days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the 21-day period; and
6.the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period if the undersigned has not revoked this Release during such seven-day period. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to Diane Prins Sheldahl, Executive Vice President, People and Organization, via electronic mail at diane.prinssheldahl@virgingalactic.com, on or before 5:00 p.m. Pacific time on the seventh day after this Release is executed by the undersigned.
9.Governing Law. This Release is deemed made and entered into in the State of California, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of California, to the extent not preempted by federal law.
IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

By:
Name:	Douglas Ahrens
1 NTD: Use 45 days in a group termination and include information regarding terminated positions.

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EXHIBIT B

Proprietary Information and Inventions Agreement

[Attached]

B-1

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EXHIBIT C

RELOCATION EXPENSES

1.The cost of temporary housing not to exceed $30,000 in the aggregate.
2.The cost of shipment of personal household goods.
3.The cost of storage for up to for three months, not to exceed $10,000 in the aggregate.
4.Up to $15,000 for miscellaneous expenses.
5.The cost of one round trip business class airfare for the Executive and his immediate family members (up to a total of four tickets).
6.Costs associated with up to two “house-hunting” trips (i.e., business class airfare, lodging, rental car.) for the Executive and his spouse, not to exceed $10,000 in the aggregate.
7.The Executive will be provided with access to the Company’s fleet cars prior to the Executive’s relocation to the Principal Location.
8.An amount equal to the aggregate federal, state and local taxes actually imposed on any of the reimbursements described in 1-6 above, plus any taxes actually imposed on such amount so that the Executive on an after tax basis is in the same position as if such reimbursements had not been taxable (and calculated based on the Executive’s then-applicable marginal tax rate).

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